Service Request# 20151001870

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

9083095
ERIK MATE
1519 CONNECTICUT AVE., NW #200
WASHINGTON, DC 20036

11-24-2015

ATTN: ERIK MATE

DESCRIPTION		AMOUNT
5884160 - FUNDRISE MIDWEST OPPORTUNISTIC MULTIFAMILY, LLC		
0102Y LLC		
	Formation Fee	$70.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$50.00
	TOTAL CHARGES	$140.00
	TOTAL PAYMENTS	$140.00
	BALANCE	$0.00

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is Fundrise Midwest Opportunistic Multifamily, LLC

Second: The address of its registered office in the State of Delaware is 300 Delaware Avenue Ste 210-A in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is United States Corporation Agents, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ________.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 19th day of November, 2015.

By: ____________________
Authorized Person (s)

Name: Benjamin Miller

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:23 PM 11/19/2015
FILED 05:23 PM 11/19/2015
SR 20151001870 - File Number 5884160